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                                                                    Exhibit 5





                                October 30, 1998




Ramco-Gershenson Properties Trust
27600 Northwestern Highway, Suite 200
Southfield, Michigan 48304

Re: Registration Statement on Form S-8 Relating to Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan

Ladies and Gentlemen:

         We have represented Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 100,000 common shares of beneficial interest of the Trust, $0.01 par value per share (the "Common Shares"), to be issued pursuant to the Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan (the "Plan").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the Common Shares to be offered by the Trust under the Plan pursuant to the Registration Statement have been duly authorized and, when issued and sold by the Trust in accordance with the Plan and the stock options granted and exercised under the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption, "Interests of Named Experts and Counsel," in the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                           Very truly yours,


DJK/DAB/LAM/RJK/mlh                        /s/ Honigman Miller Schwartz and Cohn
                                           -------------------------------------
                                           HONIGMAN MILLER SCHWARTZ AND COHN